UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 30, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2012, Urologix, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). A copy of the Amendment is attached hereto as Exhibit 10.1. The Amendment modifies the original Loan and Security Agreement entered into with SVB on January 11, 2012.

Under the Amendment, the Company must meet a financial covenant that requires the Company’s maximum loss, on a trailing three month period, be not greater than $1.5 million, tested on the last day of each month. The covenant is subject to change as of July 31, 2013 based on the Company’s Board-approved annual financial projections for the June 30, 2014 year end.

This summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached hereto as an exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement dated November 30, 2012 by and between Silicon Valley Bank and Urologix, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  December 6, 2012